AIM Asia Pacific Growth Fund                                    SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 10/31/2009
File number: 811-6463
Series No.:  9

72DD. 1 Total income dividends for which record date passed during the period.
         (000's Omitted)
        Class A                      $ 4,688
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                      $ 216
        Class C                      $ 303
        Class Y                      $ 114


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                       0.3532
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                       0.1094
        Class C                       0.1094
        Class Y                       0.3567


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                       13,449
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                        1,673
        Class C                        2,668
        Class Y                          529


74V.  1 Net asset value per share (to nearest cent)
        Class A                      $ 22.23
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                      $ 21.02
        Class C                      $ 20.92
        Class Y                      $ 22.28